Exhibit 99.1

Arbor Realty Trust Investor Presentation March 2016 Business update Acquisition of Agency platform

Disclaimer 2 Information in this presentation may be deemed forward-looking that are subject to risks and uncertainties, including information about possible or assumed future results of our business, the manager’s agency business, financial condition, liquidity, results of operations, plans and objectives. This information is based on our beliefs, assumptions and expectations of the future performance of these businesses, taking into account the information currently available to us. Factors that could cause actual results to differ materially from our expectations in these forward-looking statements are detailed in our SEC reports. We caution you not to place undue reliance on these forward-looking statements, which speak only as of today. We undertake no obligation to publicly update or revise these forward-looking statements to reflect events or circumstances after today or the occurrences of unanticipated events. Additionally, in connection with the proposed transaction we have filed a preliminary proxy statement with the SEC. We also have filed certain addition documents and may file other relevant documents with the SEC regarding the proposed transaction. Investors are urged to read the proxy statement and other relevant documents filed with the SEC, when they become available, because they will contain important information. You may obtain a free copy of the proxy statement, and other relevant documents filed by us with the SEC at the SEC’s website at www.SEC.gov. Copies of the documents filed by us with the SEC will be available free of charge on our website at www.arborrealtytrust.com or by contacting Investor Relations at (516) 506-4200. We and our directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect to the proposed transaction. You can find the information about our executive officers and directors in our definitive annual proxy statement filed with the SEC on April 10, 2015. Additional information regarding the interests of such potential participants will be included in the proxy statement and other relevant documents filed with the SEC. You may obtain free copies of these documents from us using the sources indicated earlier.

Overview of the business platforms

Arbor Realty Trust, Inc.	

Arbor Realty Trust, Inc.

- **Specialized real estate finance company that invests in a diversified portfolio of structured finance assets in the multifamily and commercial real estate markets including bridge and mezzanine loans**
  - Primary focus is multifamily, senior lending which generates superior leveraged returns in the most secure part of the capital stack
  - Small balance lending strategy is differentiated from peers – average size of ~ $12 million per loan
- **Formed in June 2003 as a real estate investment trust ("REIT") for federal income tax purposes**
- **$1.5 billion investment portfolio as of December 31, 2015**
- **$342 million market cap (NYSE: ABR) as of April 5, 2016**
- **Currently paying a $0.60 annual dividend per share; representing an ~ 9% dividend yield currently**

Announced Acquisition – Agency Platform

- **February 25, 2016 – announced definitive agreement to acquire the agency platform of Arbor Commercial Mortgage, LLC**
  - One of only 25 Fannie Mae DUS® licensed lenders nationwide, Affordable Housing, Freddie Mac Small Balance, and HUD originator
  - Leading national multifamily agency loan origination and servicing platform with over 200 direct employees, including 20 originators in seven states with more than 20 years of experience on average
  - Primary focus on small balance loans with ~$5 million average loan size
  - Servicing portfolio of approximately $11 billion of unpaid principal balance as of January 31, 2016
  - Originated more than $3 billion in loans in 2015; 5-year compounded average growth rate in originations of more than 20%

ARBORREALTYTRUST.COM • 1.800.ARBOR.10

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Arbor Realty Trust (ABR) 4 Agenda Arbor Realty Trust (ABR) Announced acquisition – Agency platform Appendix Page 4 11 18

ABR overview 5 Focus predominately on multifamily senior lending which generates superior leveraged returns in the most secure part of the capital stack 88% of investment portfolio in bridge loans, with 75% of bridge loans to multifamily properties¹ Borrowers seeking short-term financing to be used for property acquisitions that are predominately secured by first mortgage loans 12% of investment portfolio in mezzanine financing, junior participation financing and preferred equity investments¹ Small-balance focus with an average loan size of ~$12 million Principal business objective is to maximize the difference between the yield on our investments and cost of financing to generate dividends, facilitate capital appreciation and maximize total returns More than 12 years of operating history as a REIT Externally managed and advised by Arbor Commercial Mortgage, LLC (“ACM”) Ivan Kaufman; Chairman, President, and CEO, ABR; President and CEO, ACM Paul Elenio; Treasurer and CFO, ABR; CFO, ACM Note: ¹ Distribution by unpaid principal balance

Our approach to business 6 Provide customized financing We target borrowers who have demonstrated a history of enhancing the value of the properties they operate, but whose options may be limited by conventional bank financing and who may benefit from the sophisticated structured finance products we offer We structure and execute financial transactions in all areas of the capital stack for our clients Execute transactions rapidly We act quickly and decisively on proposals, provide commitments and close transactions within a few weeks and sometimes days, if required. We believe that rapid execution attracts opportunities from both borrowers and other lenders that would not otherwise be available Manage credit quality We actively manage the credit quality of our portfolio by using the expertise of our asset management group, which has a proven track record of structuring and repositioning structured finance investments to improve credit quality and yield Utilize relationships with existing borrowers We capitalize on our strong reputation and relationships with a large borrower base nationwide to attract a first-class clientele Leverage the experience of senior management and affiliates Our senior management team has, on average, over 20 years of experience in the financial services industry

Significant 2015 achievements

1. **Deleveraged legacy securitization vehicles**
   - Substantially reduced debt costs
   - Redeployed proceeds into higher yielding investments
2. **Continued focus on new and improved non-recourse financing structures**
   - Closed two new CLOs in 2015 with improved terms
   - Currently ~ $800 million of non-recourse debt with replenishment features representing ~75% of our total financing
3. **Significantly increased liquidity position with ~ $150 million of deployable cash**
4. **Expanded origination platform with an increased focus on multifamily senior loans**

   Transitioned our portfolio to 88% senior loans with 75% of those loans in multifamily assets
5. **Substantial contribution to core earnings from our residential mortgage banking joint venture and structured transactions**
   - Diversifying income streams generating $11 million of income to ABR in 2015
6. **Growth of dividend in 2015 to $0.60 per share**
   - 15% increase compared to 2014

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Investment portfolio overview 8 Focus predominantly on multifamily senior lending which generates superior leveraged returns in the most secure part of the capital stack 128 loans, average of $12 million per loan 6.32% run-rate yield at December 31, 2015 ~18 months weighted average maturity, without extensions options 76% floating, 24% fixed rate across investment portfolio 5.6% allowance for loan losses By product¹ Notes: All metrics shown as of December 31, 2015 ¹ Distribution by unpaid principal balance By asset class¹ Total: $1,545mm Portfolio summary By geography¹ Total: $1,545mm Total: $1,545mm Bridge loans 88% Mezzanine / Jr . Participation 7% Preferred Equity 5% Multifamily 70% Office 13% Land 11% Hotel 4% Other 2% New York 34% Florida 14% California 14% Texas 12% Other 26%

Trust preferred (TruPS) Capital structure 9 Extensive experience with CRE CLOs Matched duration and locked-in spread Non-recourse, 75% advance rate with long replenishment features 75% of total financing (excluding TruPS) Capital structure ($mm) Notes: Amounts shown as of December 31, 2015 Debt shown at principal value of $1,003mm; carrying value of $989mm 1 Debt includes CLOs, Warehouse & repo, Senior unsecured notes; equity includes TruPS, Perpetual preferred equity and Common equity Warehouse & repo CLO III CLO IV CLO V Perpetual preferred equity Senior unsecured notes Common equity $1,744 $768mm CLOs Book value per common share of $9.34 Six separate warehouse and repo facilities – $304 million available Summary Redeemable after May 2017; no significant covenants 30 year unsecured with no significant covenants – equity-like Callable beginning February 2018 to February 2019 $189 million unrestricted cash at 12/31/15 4.12% run-rate cost of funds at 12/31/15 1.4x debt-to-equity1 476 89 176 98 137 268 219 281

Financial performance 10 Income statement summary Note: AFFO excludes the impact of certain non-cash and one time items 1 Based on weighted average diluted common shares of 50.4mm and 51.0mm for 2014 and 2015, respectively (Amounts in 000s except per share amounts) For the year ended December 31, 2014 2015 Net interest income $59,869 $59,185 REO assets NOI and gains from disposals 6,388 12,212 Structured transactions and equity kickers 8,919 11,437 Residential mortgage banking JV income – 6,600 Other income 1,645 270 Total net revenues $76,821 $89,704 Total operating expenses 31,163 36,601 Preferred stock dividends 7,256 7,554 AFFO $38,402 $45,549 AFFO ROE on common equity 9.4% 9.9% AFFO per common share1 $0.76 $0.89 Annualized dividend per common share1 $0.52 $0.60 AFFO per share in excess of dividends $0.24 $0.29 Ability to generate additional income streams that result in earnings substantially above dividends Excess earnings have contributed greatly to our book value, which is currently at $9.34 per common share and is significantly above our current stock price Annualized dividend yield of ~ 9% based on current stock price Earnings in excess of dividends

Announced acquisition – Agency platform 11 Agenda Arbor Realty Trust (ABR) Announced acquisition – Agency platform Appendix Page 4 11 18

Transaction summary 12 Target Transaction Value Consideration Structure Required approvals Anticipated closing Agency platform of Arbor Commercial Mortgage, LLC Servicing platform including approximately $11bn in UPB as of January 31, 2016 (47 bps weighted average servicing fee, more than $350 million escrow deposit balances) Fair value of MSRs in excess of $200 million Origination platform including 20 originators in seven states $250 million (50% cash, 50% stock) Potential adjustment based on changes in value of the acquired servicing portfolio at closing $125 million cash; company option to utilize up to $50 million in attractive seller financing 19.23 million operating partnership units Number of operating partnership units based upon an agreed upon ABR share price of $6.50 Platform to be acquired in a tax efficient manner through the bifurcation of income streams through different REIT subsidiaries Customary government, GSE approvals, other third-party approvals ABR shareholder vote Third quarter 2016 Two year option at discretion of special committee of the ABR Board to purchase for $25 million the existing management contract and fully internalize the management structure Other

Strategic benefits for ABR shareholders 13 Immediately accretive to earnings and dividends Significantly increases core earnings on a run-rate basis Diversification and predictability of earnings streams The acquisition of a long dated prepayment protected servicing portfolio will result in a consistent and recurring cash flow stream in a diversified stable annuity of servicing income Creates fully integrated franchise Transitions ABR from a monoline, dependent entity into a fully integrated franchise with a significant agency originations business with high barriers to entry One of the few REIT peers offering agency origination and servicing capabilities with a balance sheet to carry these loans Comprehensive product offering Increase our size and scale and broadens our products Following consummation of the transaction, we will be able to meet the multiple needs of our clients with products for short-term and long-term commercial real estate financing needs Larger, more efficient company The acquisition will result in a significantly increased equity base and market cap, creating a larger, more efficient vehicle to access capital Full alignment with shareholders Experienced management team that is fully aligned with shareholders through significant stock ownership Management will own more than 30% of ABR pro forma for transaction

14 Acquisition of nationwide franchise Acquired businesses geographic footprint Origination Servicing Servicing portfolio as of 1/31/16 (by state) Total UPB: $11bn 2015 Originations (by state) Total: $3,092mm Englewood Cliffs, NJ New York, NY Cleveland, OH Long Island, NY Detroit, MI Boston, MA Depew, NY San Francisco, CA Los Angeles, CA Dallas, TX Asset Management & Origination Other 51% Texas 22% North Carolina 10% California 9% New York 8% North Carolina 7% New York 6% Other 41% Texas 33% California 13%

15 Total Originations – Acquired Businesses ($mm) Leading origination platform 2015 Originations Note: 1 Includes FNMA DUS and Credit Facility origination volume; 2 By origination volume; Operating since 1995, originated nearly $20 billion since inception $10.4 billion in aggregate originations since 2011 producing a 22% five year annual growth rate One of only 25 licensed Fannie Mae DUS® lenders Top 10 multifamily DUS® lender for nine consecutive years Top small loan lender for Fannie Mae in 20142 Top small balance lender for Freddie Mac in 20152 20 originators in seven states with more than 20 years average experience Overview of origination platform $1,299 $1,851 $1,815 $2,356 $3,092 CAGR: 22% 1 Fannie Mae 60% Freddie Mac Small Balance 25% Conduit / CMBS 9% Freddie Mac Conventional 3% FHA 3% 1,202 1,739 1,334 1,650 1,856 73 869 374 511 277 97 112 107 121 90 2011 2012 2013 2014 2015 Fannie Mae¹ Freddie Mac Conduit FHA

16 Exposure to profitable servicing platform Investor type Investor type 2,391 total loans; Average loan size of ~$5 million Focus on small balance ($1 - 5 million) 7 years weighted average remaining loan term Prepayment protection in commercial MSR has structural advantages compared to residential MSR Weighted average servicing fee of 47 bps Annual servicing revenue of more than $50 million More than $350 million in escrow balances Estimated fair market value of MSRS in excess of $200 million Actively manage portfolio to mitigate credit risks and retain borrowers through their lifecycle By asset class¹ Total UPB: $10.9bn Total UPB: $10.9bn Fannie Mae 88% Freddie Mac 8% Ginnie Mae 3% Other 1% Multifamily 99.9% Other 0.1%

Preliminary financial impact to ABR 17 Acquired businesses are less capital intensive and have an attractive return on equity profile Acquired businesses estimated to generate approximately $45-$50 million of GAAP pre-tax income and $30-$35 million pre-tax cash flow in 2016 $50 million annual servicing revenue to ABR Immediately accretive to ABR earnings and dividends Pro forma dividend accretion of $0.06-$0.10 per share; 10%-17% accretion based on current $0.60 annualized dividend per share¹ Equity base increase of ~$125 million as well as larger market cap Excludes other potential revenue and cost synergies Note: ¹ Assumes bifurcation of servicing income; consideration of $75 million cash; $50 million seller financing and 19.23 million shares; excludes transaction costs

Appendix 18 Agenda Arbor Realty Trust (ABR) Announced acquisition – Agency platform Appendix Page 4 11 18

Historical Income Statement – Arbor Realty Trust 19 (Amounts in thousands, except per share amounts) For the year ended December 31, 2013 2014 2015 Revenue: Interest income $99,032 $106,716 $106,769 Other interest income, net – – 7,884 Interest expense 42,065 47,903 49,720 Net interest income $56,966 $58,813 $64,933 Other revenue: Property operating income $30,127 $32,641 $27,666 Other income, net 2,291 1,645 270 Total other revenue $32,418 $34,287 $27,937 Other expenses: Employee compensation and benefits 12,042 13,978 17,500 Selling and administrative 10,603 9,600 12,526 Property operating expenses 26,728 27,857 23,238 Depreciation and amortization 7,251 7,372 5,436 Impairment loss on real estate owned 1,000 250 - Provision for loan losses (net of recoveries) 4,288 (309) 4,467 Management fee—related party 10,900 9,900 10,900 Total other expenses $72,812 $68,649 $74,067 Operating income $16,572 $24,451 $18,802 Gain on acceleration of deferred income – – 19,172 Loss on termination of swaps – – (4,630) Gain on sale of real estate – 1,604 7,784 Gain on sale of equity interests – 85,793 – Incentive management fee—equity interest—related party – (19,048) – Gain on extinguishment of debt 4,931 – – Income (loss) from equity affiliates (204) 249 12,301 Net income $21,299 $93,048 $53,429 Preferred stock dividends 4,507 7,256 7,554 Net income attributable to noncontrolling interest 124 – – Net income attributable to common stockholders $16,668 $85,792 $45,875 Basic earnings per common share $0.39 $1.71 $0.90 Diluted earnings per common share $0.39 $1.70 $0.90

Historical Balance Sheet – Arbor Realty Trust 20 (Amounts in thousands, except per share amounts) December 31, 2014 2015 Assets: Cash and cash equivalents $50,418 $188,709 Restricted cash 1 218,101 48,301 Loans and investments, net 2 1,459,476 1,450,334 Available-for-sale securities, at fair value 2,500 2,022 Investments in equity affiliates 4,869 30,870 Real estate owned, net3 84,926 60,846 Real estate held-for-sale, net 14,382 8,669 Due from related party 4 37 8,082 Other assets 5 31,787 29,558 Total assets $1,866,494 $1,827,392 Liabilities and Equity: Credit facilities and repurchase agreements $180,047 $136,252 Collateralized loan obligations6 453,102 758,900 Collateralized debt obligations7 331,219 – Senior unsecured notes 93,037 93,765 Junior subordinated notes to subsidiary trust issuing preferred securities 156,391 157,117 Note payable 1,300 – Mortgage note payable—real estate owned 21,865 27,155 Mortgage note payable—real estate held-for-sale 9,119 – Due to related party 2,653 3,428 Due to borrowers 32,973 34,630 Other liabilities8 49,332 51,054 Total liabilities $1,331,039 $1,262,301 Equity: Preferred stock9 $89,296 $89,296 Common stock10 505 510 Additional paid-in capital 612,806 616,244 Accumulated deficit (152,483) (136,118) Accumulated other comprehensive loss (14,668) (4,841) Total equity $535,455 $565,091 Total liabilities and equity $1,866,494 $1,827,392 1 Includes $46,695,819 and $216,405,894 from consolidated VIEs for 2014 and 2015, respectively; 2 Includes $968,970,064 and $968,600,472 from consolidated VIEs for 2014 and 2015, respectively; 3 Includes $0 and $80,732,144 from consolidated VIEs for 2014 and 2015, respectively; 4 Includes $36,451 and $0 from consolidated VIEs for 2014 and 2015, respectively; 5 Includes $6,969,201 and $9,625,969 from consolidated VIEs for 2014 and 2015, respectively; 6 Includes $758,899,661 and $453,101,661 from consolidated VIEs for 2014 and 2015, respectively; 7 Includes $0 and $331,219,478 from consolidated VIEs for 2014 and 2015, respectively; 8 Includes $1,224,193 and $7,385,474 from consolidated VIEs for 2014 and 2015, respectively; 9 Cumulative, redeemable, $0.01 par value: 100,000,000 shares authorized; 8.25% Series A, $38,787,500 aggregate liquidation preference; 1,551,500 shares issued and outstanding; 7.75% Series B, $31,500,000 aggregate liquidation preference; 1,260,000 shares issued and outstanding; 8.50% Series C, $22,500,000 aggregate liquidation preference; 900,000 shares issued and outstanding; 10 $0.01 par value: 500,000,000 shares authorized; 50,962,516 and 50,477,308 shares issued and outstanding, respectively